SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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/X/  Definitive Proxy Statement
/ /  Soliciting Material Pursuant to Schedule 240.14a-11(c) or Schedule
     240.14a-12

                       LUMISYS INCORPORATED
          ------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


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             (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

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                                 LUMISYS
                            225 Humboldt Court
                           Sunnyvale CA  94089
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 9, 1998

TO THE STOCKHOLDERS OF LUMISYS INCORPORATED

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lumisys Incorporated, a Delaware corporation (the "Company"), will be held on Tuesday, June 9, 1998 at 4:00 p.m. local time at the offices of the Company at 225 Humboldt Court, Sunnyvale, California, for the following purposes:

1. To elect two directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and have qualified.

2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 350,000 shares for an aggregate total of 900,000 shares.

3. To approve the Company's 1995 Non-Employee Directors' Stock Option Plan, as amended, including an amendment to increase the number of shares of Common Stock authorized for issuance under such plan by 150,000 shares for an aggregate total of 262,500 shares.

4. To ratify the selection of Price Waterhouse LLP as independent accountants of the Company for its fiscal year ending December 31, 1998.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 20, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                      By Order of the Board of Directors



                                      Andrei M. Manoliu
                                      Secretary
Sunnyvale, California
April 28, 1998

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 LUMISYS
                           225 Humboldt Court
                          Sunnyvale, CA  94089

                             PROXY STATEMENT
                    FOR ANNUAL MEETING OF STOCKHOLDERS
                              June 9, 1998

              INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Lumisys Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 9, 1998 at 4:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company at 225 Humboldt Court, Sunnyvale, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 28, 1998 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on April 20, 1998 will be entitled to notice of and to vote at the Annual
Meeting. At the close of business on April 20, 1998, the Company had outstanding and entitled to vote 10,107,531 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 225 Humboldt Court, Sunnyvale, CA 94089, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than December 9, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                PROPOSAL 1
                           ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term.
Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 1998. The nominees for election to this class are currently directors of the Company who were previously elected by the stockholders. If elected at the Annual Meeting, the nominees would serve until the 2001 annual meeting and until each of his successors is elected and has qualified, or until such director's earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that such nominee will be unable to serve.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL
MEETING:

DOUGLAS G. DEVIVO, PH.D.

Dr. DeVivo has served as the Chairman of the Company since 1992 and became Chief Executive Officer in March 1998. In 1997, he served as Chairman and CEO of VertiCom, a private telecommunications company. He has been in the venture capital business since 1981 and was a founding general partner of Vanguard Associates, Sequoia Capital Growth Fund and Alce Partners. He is a director of Gabelli Securities, Inc. Dr. DeVivo is an engineering graduate of Rensselaer Polytechnic Institute and earned a Ph.D. from Northeastern University and an MBA from the Haas School of Business of the University of California, Berkeley.

MATTHEW D. MILLER, PH.D.

Dr. Miller has been a member of the Company's Board of Directors since March 1995. Dr. Miller has been the President of M-Squared Media and Technology, an investment and consulting firm, since August 1994. He has been President and Chief Executive Officer of Sarnoff Digital Communications, a communications chip company, since November 1997. Previously, Dr. Miller served as Vice President, Technology of General Instrument Corporation, a diversified electronics manufacturer, from August 1988 to July 1994. Prior to joining General Instrument Corporation, Dr. Miller served as Vice President, Technology of Viacom, Inc., a broadcast and cable company, from April 1984 to August 1988. Dr. Miller is also a Director of Faraudja Inc., a technology company.


                         MANAGEMENT RECOMMENDS
            A VOTE IN FAVOR OF DR. DeVIVO and DR. MILLER


DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING:

C. RICHARD KRAMLICH

Mr. Kramlich has been a member of the Company's Board of Directors since October 1987. Mr. Kramlich has been the Managing General Partner of New Enterprise Associates, a venture capital firm, since June 1978. Mr. Kramlich is also a director of Ascend Communications, Inc., Chalone Inc., Macromedia, Inc., Neopath, Inc., Silicon Graphics, Inc. and SyQuest Technology, Inc.

DAVID I. LAPAN, M.D., F.A.C.C.

Dr. Lapan was appointed to the Company's Board of Directors in November 1997 upon the closing of the acquisition by the Company of CompuRAD, Inc. ("CompuRAD"). Dr. Lapan had served as a Director of CompuRAD's Board of Directors since May 1997. Dr. Lapan has been a cardiologist with the Pima Heart Associates, P.C. since March 1980. Dr. Lapan is currently the acting Director of Spalding Diagnostic Center at St. Mary's Hospital and the Director of Cardiovascular Services for Carondelet Hospitals. Dr. Lapan received a B.A. in Psychology from the University of California at Berkeley and a M.D. from the University of California at San Francisco.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING:

PHILLIP BERMAN, M.D.

Dr. Berman has served as a member of the Company's Board of Directors and President since joining the Company in November 1997 upon completion of the acquisition of CompuRAD. Dr. Berman was Chairman, Chief Executive Officer and President of CompuRAD since 1992. After practicing medicine in New York, Dr. Berman founded Arizona State Radiology, P.C., a radiology practice in Tucson, Arizona ("ASR") in 1988. Dr. Berman served as President of ASR until 1995 and as Chairman of Radiology of St. Mary's Hospital in Tucson through 1992. Dr. Berman received a B.A. in Anthropology from Harvard University in 1975 and an M.D. from The Medical College of Pennsylvania in 1980. He served as an intern at Cedars-Sinai Medical Center in Los Angeles and a resident in Diagnostic Radiology at the University of California at San Diego and Scripps Clinic.

AUSTIN E. VANCHIERI

Mr. Vanchieri has been a member of the Company's Board of Directors since May 1997. Mr. Vanchieri has been the President and Chief Executive Officer of Visual Edge Technology, Inc., a company that develops software for the pre-press market, since October 1992. Previously, Mr. Vanchieri served as President of FROX, Inc., a start-up involved in industrial information/entertainment products. Prior to joining FROX, Inc., Mr. Vanchieri spent over twenty years with Xerox Corporation, most recently as Corporate Vice President and President of the Information Products Division.



BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee. The Audit Committee and Compensation Committee each met one time during the year ended 1997.

The Audit Committee of the Board of Directors reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent accountants. The Audit Committee is composed of two non-employee directors: Messrs. DeVivo and Miller.

The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock option plans. During the year ended December 31, 1997, the Compensation Committee was composed of three non-employee directors: Messrs. Kramlich, Miller and Lapan.

During the fiscal year ended December 31, 1997, each director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which they were a director or committee member, respectively.

                                 PROPOSAL 2
          APPROVAL OF AN AMENDMENT TO THE 1995 STOCK OPTION PLAN

In September 1995, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1995 Stock Option Plan (the "1995 Plan"). As a result of an amendment, at May 12, 1997 there were 550,000 shares of the Company's Common Stock authorized for issuance under the 1995 Plan.

At April 20, 1998, options (net of canceled or expired options) covering an aggregate of 539,687 shares of the Company's Common Stock had been granted under the 1995 Plan, and only 10,313 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1995 Plan. During the last fiscal year, under the 1995 Plan, the Company did not grant any options to current executive officers and has granted to all employees (excluding executive officers) as a group options to purchase 42,550 shares at exercise prices of $4.81 to $9.00 per share. In March 1998, the Company granted options to purchase 300,000 shares to Dr. DeVivo, the Company's new Chief Executive Officer, and options to purchase a total of 117,500 shares to other officers of the Company.

In March 1998, the Board approved an amendment to the 1995 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1995 Plan from a total of 550,000 shares to 900,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options under the 1995 Plan at levels determined appropriate by the Board and the Compensation Committee.

Stockholders are requested in this Proposal 2 to approve the 1995 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1995 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                    THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 1995 Plan are outlined below:

GENERAL

The 1995 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1995 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1995 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

The 1995 Plan was adopted to provide a means by which selected employees and directors of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees, directors and consultants, to secure and retain the services of persons capable of filling such positions and to provide incentive for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 135 employees are eligible to participate in the 1995 Plan.

ADMINISTRATION

The 1995 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1995 Plan and, subject to the provisions of the 1995 Plan, to determine the persons to whom and the dates of which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the options. The Board of Directors is authorized to delegate administration of the 1995 Plan to a committee of the Board. The Board of Directors has delegated the administration of the 1995 Plan to the Compensation Committee and has established a Non-Officer Stock Option Committee consisting of Douglas G. DeVivo, the Company's Chief Executive Officer, with authority to grant stock options to persons who are not at the time of the grant of the options subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the 1995 Plan, the Board of Directors refers to the Compensation Committee and the Non-Officer Stock Option Committee as well as to the Board of Directors itself.

ELIGIBILITY

Incentive stock options may be granted under the 1995 Plan to all employees (including officers) of the Company and its affiliates.
Employees (including officers) directors and consultants are eligible to receive nonstatutory stock options under the 1995 Plan.

No incentive stock option may be granted under the 1995 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of the grant. For incentive stock options granted under the 1995 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. In addition, no person shall be eligible to be granted options covering more than five hundred thousand (500,000) shares of the Company's Common Stock in any calendar year.

STOCK SUBJECT TO THE 1995 PLAN

If options granted under the 1995 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1995 Plan.

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1995 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options under the 1995 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options under the 1995 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At April 17, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $4.25 per share.

In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. In March 1998, the Company repriced outstanding options originally granted to its non-officer employees at a new exercise price of $4.13 per share.

The exercise price of options granted under the 1995 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 1995 Plan become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1995 Plan typically vest at a rate of 25% of the shares on the first anniversary of the date of grant and 6.25% of the shares each quarter thereafter for the next three years during the optionee's employment or service as a consultant. Shares covered by options granted in the future under the 1995 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1995 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term. The maximum term of options under the 1995 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1995 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of decent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting or director relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specific reasons.

ADJUSTMENT PROVISIONS

If there is any change in the stock subject to the 1995 Plan or subject to any option granted under the 1995 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1995 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

The 1995 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, any surviving corporation shall assume any options outstanding under the 1995 Plan or substitute similar options for those outstanding under the 1995 Plan, or such outstanding options shall continue in full force and effect. In the event that any surviving corporation refuses to assume or continue options outstanding under the 1995 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time; provided, however, that the time during which such options may be exercised may, at the discretion of the Board of Directors, be accelerated and the options terminated if not exercised prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 1995 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1995 Plan will terminate in September 2005.

The Board may also amend the 1995 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its-adoption by the Board if the amendment would require stockholder approval in order for the 1995 Plan to satisfy the requirements of
Section 422 of the Code, Rule 16b-3 promulgated under Section 16 of the Exchange Act or any Nasdaq or securities exchange requirements.

RESTRICTIONS ON TRANSFER

Under the 1995 Plan, an incentive stock option will not be transferable by the optionee other than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option generally will not be transferable except by will or the laws of descent and distribution, unless such nonstatutory stock option expressly provides for transferability. In addition, an optionee may designate a beneficiary who may exercise his or her option after death.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options. Incentive stock options under the 1995 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. Nonstatutory stock options granted under the 1995 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory option. Upon exercise of a nonstatutory option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions. As a part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholder, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                  PROPOSAL 3

                       APPROVAL OF THE 1995 NON-EMPLOYEE
                    DIRECTORS STOCK OPTION PLAN, AS AMENDED

In August 1995, the Board of Directors adopted, and the stockholders subsequently approved, the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), which provided for the automatic grant of options to purchase shares of the Company's Common Stock to non-employee directors of the Company ("Non-Employee Directors").

At December 31, 1997, options (net of canceled or expired options) covering an aggregate of 56,250 shares of the Company's Common Stock had been granted under the Directors' Plan, and only 49,219 shares (plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan.

In March 1998, the Board approved an amendment to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan by 150,000 shares from a total of 112,500 shares to 262,500 shares. The Board adopted this amendment to ensure that the Company could grant nondiscretionary stock options to Directors at levels determined appropriate by the Board and the Compensation Committee.

At the same Board meeting in March 1998, the Board also approved an amendment to the Directors' Plan, subject to stockholder approval, to increase the number of shares underlying non-discretionary option grants under the Directors' Plan from 18,750 shares to 50,000. The Board believes that the increase in the number of shares available under the Directors' Plan will promote the interests of the Company and its stockholders and enable the Company to retain, attract and reward persons important to the Company's success. In addition, in order to ensure that existing Non-Employee Directors will receive the benefits of this amendment, the Board approved an amendment to the Directors' Plan (subject to stockholder approval) which provides for a one-time grant of an option to purchase a number of shares of the Company's Common stock equal to: (i) 50,000 minus (ii) the number of shares subject to options previously granted under the Directors' Plan which had not yet vested as of the date of stockholder approval of the Directors' Plan, as amended.

Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                   THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Directors' Plan, as amended, are outlined below:

General

The Directors' Plan provides for the automatic grant of nonstatutory stock options. Nonstatutory stock options granted under the Directors' Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

Purpose

The Directors' Plan was adopted to provide a means by which Directors of the Company who are not employed by the Company or an affiliate could be given an opportunity to purchase stock in the Company through the grant of nondiscretionary options. All of the Company's Non-Employee Directors are eligible to participate in the Directors' Plan.

Administration

The Directors' Plan is administered by the Board. The Board is authorized to delegate administration of the Directors' Plan to a committee of the Board. The Board has delegated the administration of the Directors' Plan to the Compensation Committee.

Eligibility

Options may be granted under the Directors' Plan only to Non-Employee Directors of the Company.

Non-Discretionary Grants

As initially adopted, the Directors' Plan provided that each person who after the adoption date first was elected as a Non-Employee Director would automatically be granted an option to purchase 18,750 shares of the Company's Common stock on the date of his or her election to the Board. Pursuant to the terms of the Directors' Plan, as amended, each Non-Employee Director will automatically be granted an option to purchase 50,000 shares of the Company's Common Stock on the date of his or her initial election to the Board. On the date that all previous options or stock purchases by a Non-Employee Director either under the Directors' Plan or otherwise become fully vested, such Non-Employee Director will be automatically granted, as of such date, another option to purchase 50,000 shares of the Company's Common Stock (assuming such person is still a Non-Employee Director of the Company). On the date of adoption of the Directors' Plan, each person who was then a Non-Employee Director of the Company and who had not received within the one-year period prior to adoption of the Directors' Plan either an option grant or other right to purchase shares of Common Stock automatically was granted an option to purchase 18,750 shares of the Company's Common Stock under the Directors' Plan.

In addition, the Directors' Plan provides that, subject to stockholder approval of the Directors' Plan, as amended, each Non-Employee Director existing at the time the Directors' Plan was amended by the Board on March 5, 1998, shall receive a one-time grant of an option to purchase a number of shares of the Company's Common Stock equal to: (i) 50,000 minus (ii) the number of shares subject to options previously granted under the Directors' Plan which had not yet vested as of the date of stockholder approval of the Directors' Plan, as amended. Such a provision is necessary to ensure that currently existing Non-Employee Directors will receive options totaling the same number of shares over the ensuing four years as Non-Employee Directors who are elected for the first time after the amendment of the Directors' Plan as described herein.

Stock Subject to the Directors' Plan

If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Directors' Plan.

Terms of Options

The following is a description of the terms of options under the Directors' Plan, as amended.

Exercise Price; Payment. The exercise price of nonstatutory stock options under the Directors' Plan is 100% of the fair market value of the Company's Common Stock subject to the option on the date of grant. At April 17, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $4.25 per share.

The exercise price of options granted under the Directors' Plan must be paid either: (a) if less than 1,000 shares are being purchased, in cash at the time the option is exercised; or (b) if 1,000 or more shares are being purchased, by delivery of other Common Stock of the Company or in cash at the time the option is exercised or a combination thereof.

Option Exercise. Options granted under the Directors' Plan generally will vest 25% after one year and then ratably at 6.25% per quarter thereafter over a three year period.

Term. The term of options under the Directors' Plan is 10 years.

Adjustment Provisions

If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

The Directors' Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, then to the extent permitted by law, the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event can be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors' Plan will terminate in August 2005.

The Board may also amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders within 12 months before or after its adoption by the Board if the amendment requires stockholder approval in order for the Directors' Plan to comply with Rule 16b-3 of the Exchange Act or any Nasdaq or securities exchange listing requirements.

Restrictions on Transfer

Under the Directors' Plan, options are generally nontransferable by the optionee other than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee.

Federal Income Tax Information

Nonstatutory Stock Options. Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory option. Upon exercise of a nonstatutory option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held.

Option Grants under the Amended Directors' Plan

In March 1998, the Board approved an amendment to the Directors' Plan (subject to stockholder approval) which provides for the grant of an option to purchase the following number of shares of the Company's Common Stock to each of the following Non-Employee Directors: C. Richard Kramlich, 44,140 shares; Austin E. Vanchieri, 35,938 shares; Matthew D. Miller, 45,313 shares; and David Lapan, 31,250. The exercise price of these options shall be the fair market value per share of the Company's Common Stock on the date of the Company's Annual Meeting. These options expire in 2008.

                                 PROPOSAL 4
             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since the fiscal year ended December 31, 1992. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.

                       MANAGEMENT RECOMMENDS
                   A VOTE IN FAVOR OF PROPOSAL 4


                       SECURITY OWNERSHIP OF
              CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 1, 1998 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                Beneficial Ownership (1)
                                                ------------------------
                                                Number of    Percent of
Beneficial Owner                                  Shares         Total
------------------------------------------------------------------------
Phillip Berman, M.D. (2) . . . . . . . . . . .   496,480         4.93%

Stephen J. Weiss (3) . . . . . . . . . . . . .   161,361         1.60

Douglas G. DeVivo, Ph.D. (4) . . . . . . . . .   156,250         1.55

Craig L. Klosterman (5). . . . . . . . . . . .    88,254           *

John M. Burgess (6). . . . . . . . . . . . . .    80,625           *

Linden J. Livoni (7) . . . . . . . . . . . . .    60,881           *

C. Richard Kramlich (8). . . . . . . . . . . .    22,216           *

Matthew D. Miller, Ph.D. . . . . . . . . . . .    14,063           *

Austin E. Vanchieri (9)  . . . . . . . . . . .     4,688           *

David Lapan, M.D.  . . . . . . . . . . . . . .     2,784           *

Kuldip K. Ahluwalia. . . . . . . . . . . . . .         0           *

All directors and executive officers as a
  group (14 persons) (10). . . . . . . . . . . 1,112,243        11.05
----------------------------------
*   Less than one percent.
(1) This table is based upon information supplied by officer, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,065,244 shares outstanding on April 1, 1998, adjusted as required by rules promulgated by the SEC.
(2) Includes 480,240 shares beneficially owned by the P. Berman Family, L.L.C., of which Dr. Berman is a general partner. Dr. Berman shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares except to the extent of his proportionate partnership interest therein. Also includes 16,240 shares subject to stock options exercisable within 60 days of April 1, 1998.
(3) Includes 8,250 shares subject to stock options exercisable within 60 days of April 1, 1998.
(4) Includes 54,687 shares held in trust. Dr. DeVivo shares voting and investment power with respect to the shares held in trust. Also includes 101,563 shares subject to stock options exercisable within 60 days of April 1, 1998.
(5) Includes 23,024 shares subject to stock options exercisable within 60 days of April 1, 1998.
(6) Includes 34,375 shares subject to stock options exercisable within 60 days of April 1, 1998.
(7) Includes 1,172 shares subject to stock options exercisable within 60 days of April 1, 1998.
(8) Includes 12,890 shares subject to stock options exercisable within 60 days of April 1, 1998.
(9) Includes 4,688 shares subject to stock options exercisable within 60 days of April 1, 1998.
(10) Includes 581,791 shares held by entities affiliated with certain directors and includes 214,266 shares subject to stock options held by directors and officers exercisable within 60 days of April 1, 1998. See footnotes (2)-(9).

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officer, directors and greater than ten percent beneficial owners were complied with except that an initial report of ownership was filed late by Mr. Cole and Mr. Vanchieri.

                        EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Douglas G. DeVivo, Ph.D., Chairman of the Board of the Company, received the amount of $15,000 during 1997 for services rendered to the Company.

In August 1995, the Board adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company ("Non-Employee Directors"). The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 112,500. Pursuant to the terms of the Directors' Plan, each Non-Employee Director (other than a compensated Chairman of the Board) will automatically be granted an option to purchase 18,750 shares of Common Stock on the date of his or her election to the Board. On the date of adoption of the Directors' Plan, each person who was then a Non-Employee Director of the Company and who had not received within the one-year period prior to adoption of the Directors' Plan either an option grant or the right to purchase shares of Common Stock of the Company, was granted an option to purchase 18,750 shares of Common Stock of the Company under the Directors' Plan. Thereafter each Non-Employee Director will automatically be granted an option to purchase an additional 18,750 shares of Common Stock under the Directors' Plan on the date any and all previous options or stock purchases by such person either under the Directors' Plan or otherwise become fully vested.

A proposal in this proxy statement, if approved by shareholders, will amend the Directors' Plan to increase the number of shares that may be issued pursuant to options granted under the Directors' Plan to 262,500. In addition, the number of shares automatically granted to each Non-Employee Director will be increased to 50,000. On the date of approval of the amendments to the Directors' Plan, each person who was then a Non-Employee Director of the Company will be granted an option to purchase shares of Common Stock of the Company under the Directors' Plan. The number of shares granted to existing Directors will be 50,000 less the number of unvested options previously granted to each Director under the Director's Plan. Thereafter each Non-Employee Director will automatically be granted an option to purchase an additional 50,000 shares of Common Stock under the Directors' Plan on the date any and all previous options or stock purchases by such person either under the Directors' Plan or otherwise become fully vested.

Outstanding options under the Directors' Plan vest at the rate of 25% of the shares subject to the option on the first anniversary of the date of grant and 6.25% of the shares subject to the option each quarter thereafter for the next three years. The exercise price of options granted under the Directors' Plan must equal the fair market value of the Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan are generally non-transferable. The Directors' Plan will terminate on August 15, 2005, unless earlier terminated by the Board.

In the event of a merger or consolidation, or a reverse merger or reorganization in which the Company is not the surviving corporation, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

During the last fiscal year, the Company granted options for 18,750 shares each to Mr. Vanchieri and Dr. Lapan under the Directors' Plan. As of April 1, 1998, 7,031 options were exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ended December 31, 1995, 1996 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the Company's other executive officers who earned more than $100,000 during the year ended December 31, 1997 (the "Named Executive Officers"):

                      SUMMARY COMPENSATION TABLE

                                                     Long-term
                                                    Compensation
                                                       Awards
                                 Annual Compensation ----------
                                  -----------------  Securities     All Other
                                   Salary   Bonus    Underlying   Compensation
Name and Principal Position   Year    ($)   ($)(1)   Options (#)    ($)(2)
----------------------------- ---- -------- ------- -----------  ------------
Stephen J. Weiss              1997 $189,728 $57,000      ---       $500
 Chief Executive Officer      1996  179,432  40,346      ---        500
                              1995  138,613  65,246    25,000       500

Craig L. Klosterman           1997  160,000  40,000      ---        500
 Chief Operating and
  Chief Financial Officer     1996  144,500  30,319      ---        500
                              1995  128,769  40,006    25,000       500

John M. Burgess               1997  125,000 110,529      ---        500
 Vice President, Sales        1996  125,000 105,325(3)   ---        500
                              1995  125,000  86,346(4) 12,500       500

Kuldip Ahluwalia              1997  135,000    ---       ---        500
 Vice President,              1996    9,346(5) ---       ---        500
 International Sales and      1995     ---     ---       ---        ---
 Business Development

Linden J. Livoni              1997  142,850  28,600      ---        500
 Vice President, Engineering  1996  129,717  27,100      ---        500
                              1995  119,653  31,738      ---        500
--------------------------------
(1) Bonus payments are based on the individuals performance, the individual's salary level and the Company's overall financial performance. Also includes interest forgiven on loans from the Company to Messrs. Weiss, Klosterman, Burgess and Livoni. See "Certain Transactions."
(2) Consists of $500 per year in Company matching payments under its 401(k) Plan.
(3)  Includes a commission payment of $104,643.
(4)  Includes a commission payment of $82,800.
(5)  Mr. Ahluwalia joined the Company in December. 1996.

                      STOCK OPTION GRANTS AND EXERCISES

The Company has granted options to its executive officers under its 1987 Stock Option Plan and in the future, intends to grant options under its 1995 Stock Option Plan (the "1995 Plan"). As of April 1, 1998, options to purchase 10,313 shares remained available for grant under the 1995 Plan. In 1997, no options were granted to the Named Executive Officers. In March 1998, options to purchase 300,000 shares were granted to Dr. DeVivo, the new Chief Executive Officer of the Company. Options to purchase 25,000 shares of common stock each were granted to Mr. Klosterman and Mr. Burgess and options to purchase 22,500 shares of common stock were granted to Mr. Livoni.

The following table shows for the fiscal year ended December 31, 1997, certain information regarding options exercised by and held at year end by the Named Executive Officers:

  Aggregate Option Exercises in 1997 and December 31, 1997 Option Values


                                         Number of
                                         Securities        Value of
                                         Underlying       Unexercised
                                        Unexercised      In-the-money
                    Shares               Options at     Options at Dec.
                   Acq'd on   Value     Dec. 31, 1997   31, 1997 ($) (2)
                   Exercise  Realized  (#) Exercisable/   Exercisable/
Name                 (#)     ($) (1)    Unexercisable     Unexercisable
------------------  ------- --------    --------------   ---------------
Stephen J. Weiss     24,750 $168,980    16,124/17,126    $  9,795/29,393
Craig L. Klosterman  12,000   79,230    22,868/17,032      43,254/28,947
John M. Burgess         ---      ---    31,249/6,251      111,326/7,424
Kuldip Ahluwalia        ---      ---    12,500/37,500         ---/---
Linden J. Livoni      6,000   34,680     9,234/3,516       43,862/16,701
-------------------------------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.
(2) Fair market value of the Company's Common Stock at December 31, 1996 ($4.75) minus the exercise price of the options multiplied by the number of shares underlying the option.


 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                        EXECUTIVE COMPENSATION

At December 31, 1997 the Compensation Committee of the Board of
Directors (the "Committee") was comprised of Mr. Kramlich and Dr. Lapan, neither of whom has been an officer or employee of the Company. The Committee is responsible for establishing the Company's compensation for the executive officers.

The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus (or commission with respect to Mr. Burgess) and stock options.

Base Salary. The Committee meets at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, the Committee considers the following factors, in order of importance: competitive pay practices, individual performance, levels of responsibility, breadth of knowledge and prior experience. To provide the Committee with more information for making compensation comparisons, the Company surveys a group of comparable companies that have recently made public offerings or are publicly traded, with a capitalization similar to that of the Company. The companies appearing in this self-selected peer group survey include some companies that are not included in the Nasdaq or Dow Jones Advanced Technology Medical Devices indices as the Company desires to provide the committee with more information for making compensation comparisons. Based upon such survey, the executive officers' salaries are set in the mid-range as compared to comparable companies.

Bonus. The bonus program is a variable pay program for executive officers and other key employees of the Company. The Committee meets in January following the year of the awards to be made to determine the amount of the bonuses. The bonus award depends on the extent to which the Company and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building shareholder value. For fiscal 1997, these goals were (i) identification, successful acquisition and integration of complementary products and (ii) increases in revenue and net income over the prior years, and (iii) introduction of new products, including the successful launch of the Lumiscan 135. These goals were partially met and bonuses were awarded, ranging from $19,000 to $57,000. With respect to Mr. Burgess, the Company's Vice President, Sales, and Mr. Cole, the Company's Vice President of Marketing, no bonus payments are awarded, but rather commissions based solely on a percentage of sales during the fiscal year are made based on sales goals set by the Committee at the beginning of the fiscal year.

Stock Options. The Option Plans maintained by the Company have been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Initial grants of stock options are generally made to all eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in the job responsibilities, scope or title of such employment. Stock options under the Options Plans generally vest over a four-year period and expire ten years from the date of grant. The exercise price of such options is usually 100% of the fair market value of the underlying stock on the date of grant.

Guidelines for the number of stock options for each participant under the Option Plans are generally determined by a formula established by the Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options held by the officer and the total number of stock options to be awarded. During fiscal 1997, after considering the criteria relating to awarding stock options, the Committee determined that grants should be made to the Named Executive Officers of the Company, however, the regulations pertaining to the pooling of interests accounting method did not allow for any grants to the Company's Named Executive Officers. Grants for the purchase of 16,240 shares and 12,064 shares were made to Dr. Berman and Mr. Cole, respectively, under the CompuRAD stock option plan prior to the acquisition of CompuRAD by the Company. In March 1998, options to purchase 300,000 shares of Common Stock were granted to Mr. DeVivo, the Company's new Chief Executive Officer, and options to purchase a total of 117,500 shares of Common Stock were granted to other officers of the Company.

Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Compensation Committee has determined that stock options granted under the Company's 1995 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation" and any compensation recognized by a Named Executive Officer as a result of the grant of such a stock options is deductible by the Company.

CEO Compensation. The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on comparisons with recently public comparable companies. Mr. Weiss' 1997 salary of $189,728 was lower than the average for such comparable companies. As described above, since the Company partially met its corporate and financial objectives, the Committee rated Mr. Weiss' performance as average and awarded him a bonus of $57,000.

Summary. Through the plans described above, a significant portion of the Company's compensation program for its executive officers (including the CEO) is contingent upon the Company's performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term shareholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation during any given annual period.

                                              COMPENSATION COMMITTEE
                                              C. Richard Kramlich
                                              David Lapan, M.D.

                 PERFORMANCE MEASUREMENT COMPARISON (1)

The following graph shows the total stockholder return of an investment of $100 in cash on November 15, 1995 for (i) the Company's Common Stock,
(ii) the Nasdaq Stock Market Index ("Nasdaq") and (iii) the Dow Jones Advanced Technology Medical Devices Index ("Dow Jones ATMD"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year. Although the Securities and Exchange Commission regulations generally require the graph to cover a five-year period, the graph below covers the period between the commencement of public trading of the Company's stock on November 15, 1995 and December 31, 1997. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or to be indicative of possible future performance of the Company's Common Stock.

                            11/15/95   12/31/95   12/31/96  12/31/97
                            --------   --------   --------  --------
   Lumisys Incorporated       100.00     155.17     126.72     65.52
   Industry Index             100.00     109.35     118.12    150.52
   Broad Market               100.00      99.63     123.81    151.45


--------------------------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                          CERTAIN TRANSACTIONS

In May 1994, the Company loaned the following directors and officers of the Company the amounts set forth below in connection with such person's exercise of certain outstanding stock options. Each loan was made pursuant to a promissory note secured by the underlying stock, bore interest at the rate of 4.94% per year and was due and paid on May 31, 1997.

                       Name                   Amount
                      -------               -----------
                 Stephen J. Weiss            $ 65,250
                 John M. Burgess                  ---
                 Linden J. Livoni              12,225
                 Craig L. Klosterman           22,050
                 Douglas G. DeVivo, Ph.D.      15,000

The Company believes that the foregoing transactions were in its best interests and were on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

The Company's President was, and certain of the Company's stockholders are, stockholders of ASR. Certain technology was transferred to CompuRAD at its inception by ASR. The terms and amount to be paid to ASR for such technology were subject to negotiations between the parties, which were finalized in July 1996. The final settlement, which is reflected in the accompanying financial statements as if it had occurred on January 1, 1993, called for CompuRAD to pay ASR a settlement consisting of common stock, a note payable, and a deferred payment of $541,676 due either in cash or stock. The technology was valued at $610,000, based on the value of consideration given, and was amortized over a three-year period beginning January 1, 1993. The technology is fully amortized on the accompanying balance sheets. The Company issued 86,749 and 32,226 shares of stock to ASR in November 1996 and September 1997 in full settlement of the deferred payment. The note payable consists of a $250,000 unsecured, non-interest bearing note which is payable on December 31, 2002. Original issue discount has been recorded to establish the effective interest rate of the note to 14% per annum. Unamortized original issue discount totaled $120,000 and $132,000 at December 31, 1997 and 1996, respectively.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                              OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                      By Order of the Board of Directors



                                      Andrei M. Manoliu
                                      Secretary

April 28, 1998










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